EXHIBIT 99.1

[DELOITTE LOGO]	Deloitte & Touche LLP	695 Town Center Drive
	Accountants and Consultants	Suite 1200
Costa Mesa, CA 92626-7188

May 23, 2005

Mr. Sam Gulko, Audit Committee Chair
Mr. William W. Smith, Jr., Chairman of the Board, President and Chief Executive Officer
Mr. Robert W. Scheussler, Chief Financial Officer
Smith Micro Software, Inc.
51 Columbia, Suite 200
Aliso Viejo, CA 92656-1456

Dear Messrs. Gulko, Smith and Scheussler,

This is to confirm that the client-auditor relationship between Smith Micro Software, Inc. (Commission file No. 0-26536) and Deloitte & Touche LLP has ceased.

Sincerely,
/s/ Deloitte & Touche LLP

cc:	Office of the Chief Accountant SECPS Letter File Securities and Exchange Commission Mail Stop 11-3 450 Fifth Street, N.W. Washington, D.C. 20549 Also via fax 202-942-9656